Exhibit 99.1




                          Dated the 7th day of December 1995



                    (1)  MINMET PLC


                    (2)  GULF EXPLORATION CONSULTANTS, INC


                    (3)  MICRON LIMITED


                    (4)  EMERGING MONEY PUBLIC LIMITED COMPANY





                          SUBSCRIPTION AGREEMENT AND OPTION





                                  MCCANN FITZGERALD
                                      SOLICITORS
                                2 HARBOURMASTER PLACE
                                  CUSTOM HOUSE DOCK
                                       DUBLIN 1

                                      AGREEMENT




          THIS AGREEMENT is made the 7th day of December 1995 BETWEEN


          (1) MINMET PLC having its registered office at 51/52 Fitzwilliam Square, Dublin 2 (hereinafter called "Minmet").


          (2) GULF EXPLORATION CONSULTANTS, INC. having an office C/o Reid and Priest LLP New York New York 10019 USA [hereinafter called "Gulf")


          (3) MICRON LIMITED (in the course of changing its name to Emerging Markets Data Limited) having its registered office at 2 Harbourmaster Place, Custom House Dock, Dublin 1 (hereinafter called "Micron") and


          (4) EMERGING MONEY PUBLIC LIMITED COMPANY having its registered office at 51/52 Fitzwilliam Square, Dublin 2 (hereinafter called "Emerging")


          WHEREAS


          Emerging has resolved by way of Special Resolution to convert from a public limited company to a private limited company by resolution dated the 7th day of December 1995 and is a wholly owned subsidiary of Gulf. Gulf is a 52.8% owned subsidiary of Minmet. The authorised share capital of Emerging is 1,000,000 pounds divided into 1,500,000 Deferred Ordinary Non Voting Shares "Deferred Shares" (as defined and restricted in accordance with Article 4 (b) of the Articles of Association of the Company) of 9p each and 86,500,000 Ordinary Shares of 1p each ("Ordinary Shares") of which 1,500,000 Ordinary Shares and 1,500,000 Deferred Shares have been issued and all of which are fully paid and in the beneficial ownership of Gulf.


          AND WHEREAS Emerging is beneficially entitled to the proportion of the issued share capitals of those companies ("the Subsidiaries") specified in Part A of the First Schedule hereto details of which companies are contained in Part B of such Schedule. All of such shares are held by Emerging beneficially free from encumbrances and all claims demands or otherwise.


          AND WHEREAS


          Immediately following execution of this Agreement Micron shall subscribe for 3,954,545 Ordinary Shares at par representing 72.5% ("the Subscription Shares") of the issued Ordinary Shares of Emerging. The price payable or deemed to be payable by Micron for such Ordinary Shares shall be as hereinafter set forth.


          AND WHEREAS the parties intend to enter into the Shareholders Agreement (as hereafter defined).


          AND WHEREAS the form of newly adopted Memorandum and Articles of Emerging are set out in the Second Schedule hereto.


          AND WHEREAS the parties are considering (but without imposing any obligation to do so) a listing for the shares in Emerging in the foreseeable future.


          AND WHEREAS Micron may subscribe for an additional Ordinary Share on the terms hereafter set out.


          In this Agreement:


          "the Shareholders Agreement" means the Agreement referred to in Clause 4.3 to be entered into between Micron, Minmet, Emerging and, if applicable, Gulf (or alternatively by Minmet on its own behalf and on behalf of Gulf) in relation to the conduct of Emerging;


          "the Disclosure Letter" means the Disclosure Letter referred to in the Warranties;


          "the Diligence Period" means the date on which the Conditions Precedent (as set forth in Clause 4 hereof) are met in full subject to such date being no later (unless otherwise extended at the absolute discretion of Micron) than 1st June 1996 ("the Expiry Date");


          "Emerging's Activities" means the activities of the provision of economic and financial data from the emerging markets to third party subscribers through the mediums of screen services, CD-ROM and various electronic media (including information sent by fax) and hard copy publishing;


          "the Warranties" means the Representations and Warranties set out in the Third Schedule;


          "the Warrantor" means Minmet;


          "the Deed of Indemnity" means the Indemnity the form of which is set out in the Fourth Schedule;


          "Pound symbol" or "p" means Irish pounds or Irish pence, the lawful currency of the Republic of Ireland;


          "Russiamoney Limited - Newco" means a newly incorporated Irish company as Dovehouse Limited (in the course of changing its name to Russiamoney Limited) and at the date hereof owned 100% by Micron but which is intended to be hereafter owned as to 50% by Micron and 50% by Sobolev Consulting Services of Raspletin Street, Moscow, Russia.


          THIS AGREEMENT HEREBY WITNESSETH AS FOLLOWS:


          1. Upon execution hereof Micron shall acquire by way of subscription the Subscription Shares amounting to 3,954,545 Ordinary Shares and Micron shall pay in cash on each such share the sum of 1p making a total payment of 39,546 pounds ("the Initial Payment") (the receipt of which subscription is hereby acknowledged). The Board of Emerging shall upon execution hereof pass a directors resolution authorising the issue to Micron of the Subscription Shares as aforesaid with full voting rights ranking pari passu with all existing Ordinary Shares. Gulf hereby waives any and all preemption rights in respect of the issue of the Subscription Shares.


          2. Provisions as to expiration of the Due Diligence Period and Conditions Precedent


          2.1 Upon all of the Conditions Precedent having been met prior to the Expiry Date or such later date as Micron may determine but not otherwise and provided that Emerging shall have converted to a private company as aforesaid, Micron shall be deemed to have paid to Emerging the amounts referred to in Clause 2.3 (i) (a) and (b) as a premium in respect of the Subscription Shares (and so that the premium on each of the Subscription Shares shall be and shall be deemed to be the same) and shall pay to Emerging such cash amounts (if any) as shall be required when added to the amounts deemed to have been so paid as per Clause 2.3 (i)
               (a) and (b) shall result in an aggregate total of such premium of 400,454 pounds ("the Balance Payment"). Such deemed payment and cash payment (if any) shall be made or satisfied in full seven days following all of the Conditions Precedent having been met ("the Completion Date"). The Secretary of Emerging shall be instructed to issue a receipt for such payment and to make all necessary returns to the Companies Office in respect of same. Micron shall procure that Russiamoney Limited shall then transfer and assign at no cost to Russia- money Limited - Newco all it's beneficial ownership of and in the assets, trade marks, cash, receivables, marketing material, contracts and products which have been or have become part of the business carried on by Russiamoney Limited. Thereupon Micron shall forthwith transfer and assign at no cost to Emerging Micron's beneficial ownership of and in the assets, trade marks, receivables, marketing material, contracts and products which have been or have become part of the business carried on by Micron or any company in any group of which Micron is a member including but not limited to Micron's 50% interest in Russiamoney Limited -Newco and any other interests in other companies or entities held by Micron; Provided that such assets trademarks cash receivables marketing material contracts products and other interests fall within the definition of Emerging's Activities.


          2.2 In the event that all of the Conditions Precedent are not met prior to the Expiry Date (or such later date as Micron may determine) then unless the parties agree otherwise Minmet shall upon notice from Micron purchase from Micron and Micron will sell or Micron upon notice from Minmet/Gulf shall immediately sell to Minmet/Gulf the Subscription Shares free from all liens, charges and encumbrances together with all rights then or thereafter attaching thereto for a consideration equal to (a) the Initial Payment plus (b) the excess (if any) between the amount of the Initial Payment and the amounts calculated under Clause 2.3(i)(a).


               Any sale and purchase of the Subscription Shares as contemplated in this Clause 2.2 shall be completed at the office of Micron's solicitors in Dublin and the following shall apply:


                    1.   the total price shall be discharged by bank draft,


                    2. Micron shall hand over a Share Certificate or Certificates for the Subscription Shares together with an executed Share Transfer in respect thereof but no other document whatever; and

                    3. The Subscription Shares shall be purchased subject to all rights and obligations then existing.


          2.3 (i) For the purposes of Clause 2.1 there shall be included as the whole or part of the Balance Payment:


                    (a) all amounts (if any) lent by Micron to Emerging or paid on by Micron behalf of Emerging for the purpose of:


                         (1)  enabling Emerging to discharge agreed
                              creditors of Emerging and/or the Subsidiaries or


                         (2) paying liabilities of Emerging and/or the Subsidiaries which arose prior to the date hereof but which are not contained in Appendix A referred to in Clause 2.4 hereof.


                         Less all amounts received by Emerging from debtors arising or pursuant to the grant from Irish Trade Board in respect of the period prior to the execution hereof.


                    (b) all net expenditures (ie, all expenditures incurred net of amounts received from commercial operations or grants) incurred other than as in
                         (a) above by Micron to or on behalf of Emerging and Russiamoney Limited - Newco and other similar companies formed with other third party providers of data. In the absence of agreement as to the value of such net expenditures Micron's auditors shall determine and certify in writing the amount thereof.


                    For the purpose of this Clause 2.3 (i) the parties acknowledge and agree that at the date hereof Micron has expended the sums of money shown and totalled on Appendix B.


          2.4 Appendix "A" is a Schedule of Liabilities ("the Creditors") of Emerging as at 30 November 1995 showing a total of 63,217 pounds .08p. Micron has agreed to fund the Creditors (utilising the Initial Payment).


               The anticipated receipts after the date hereof from debtors and grants ("the Receivables") for Emerging in respect of the period up to and including 30 November 1995 is at least 8,000 pounds.


               (i) The parties agree that if the Creditors less the amount of Receivables collected by Emerging prior to 1 June
                    1996 are greater than 55,000 pounds then Minmet agrees and undertakes with Micron to pay Micron on a pound for pound basis the amount by which such sum is greater than 55,000 pounds to the extent such sum has been funded by Micron. Such payment shall be made within seven days of Minmet being called up by Micron so to do, and


               (ii) The parties agree that to the extent a payment is made under this Clause the Warrantor shall not be liable in respect of any claim for breach of the Warranties or under the Deed of Indemnity to the extent satisfied under this Clause.


          3.   Provisions as to prior to and following execution


          3.1  At or prior to the execution of this Agreement:


               (i) The respective Boards of Directors of Gulf, Minmet and Emerging shall have irrevocably granted approval of the transaction in the form as set forth herein,


               (ii) Gulf hereby agrees to subordinate all its intercompany claims against Emerging and the Subsidiaries firstly to all sums which are or may become due to be paid or repaid or discharged by Emerging to or in favour of Micron including any joint venture Company in which Micron is a shareholder Provided that such joint venture relates to Emerging's Activities and secondly to all creditors of Emerging and the Subsidiaries. In recognition and consideration of the Balance Payment herein, in the case of Minmet on the date hereof and in the case of Gulf in the Completion Date all intercompany claims shall be capitalised by way of reconstitution as contributed capital (but not to involve the issue of any further shares to Minmet/Gulf) so that Minmet and Gulf (either between themselves or only one or the other) shall after such capitalisation be entitled to hold (in the aggregate) 27.5% of the undiluted full voting Ordinary shares of Emerging and the Deferred Shares. It is agreed that as of the date of execution hereof the intercompany claims against Emerging are, in the case of Gulf, approximately US$135,000 and in the case of Minmet approximately US$358,100.


               (iii) Subject to the provisions of subclause (ii) above Gulf and Minmet hereby waive all other (if any) claims of whatever nature or demands (if any) against Emerging and the Subsidiaries and their assets. Provided that if the transaction does not proceed in accordance with Clause 2.1 hereof the claims referred to in this Clause and Clause 3.1
                         (ii) hereof so far as Gulf is concerned may be reinstated and admitted by Emerging subject to the prior payment to Micron of all amounts provided for in this Agreement.


               (iv) A resolution will have been passed to convert Emerging to a private limited company and reorganize its share capital as agreed between the parties and the other documents provided for in Section 14 of the Companies (Amendment) Act 1993 shall have been completed and filed.


               (v) The parties shall procure that Russiamoney Limited shall resolve to change its name to Russiarouble Limited or to another name to be first approved by Micron (such approval not to be unreasonably withheld or delayed) so as to facilitate Micron in changing the name of Dovehouse Limited to Russiamoney Limited.


               (vi) The parties shall procure that Emerging transfers all the issued shares in India Money Limited, South Africa Money Limited and Russiamoney Limited (the UK company) to Micron for a consideration of 3 Irish pounds and that Minmet shall have confirmed to Micron that such companies have no liabilities whatever and have never traded.


               (vii) Gulf, Minmet, the Subsidiaries and Jeremy Metcalfe and Michael Nolan by signing or countersigning this Agreement hereby agree and covenant to compete directly or indirectly in any business activities of the type carried on by Emerging and/or the Subsidiaries at the Completion Date for a period of at least two years from the Completion Date. Minmet shall also agree to request Mr. Paul Bristol to give a like Undertaking not to compete.


               (viii) Emerging shall transfer the shares in Minmet (UK) Limited to another entity outside the Emerging group.


               (ix) Gulf and Minmet shall have procured that all directors and secretaries of Emerging and the Subsidiaries (with the exception of Frank Fitzgibbon, Vladimir Grabarnik and Alexander Kolankov who shall remain as directors of Russiamoney Limited) shall have resigned from their respective Boards and shall have confirmed in writing that they have no claims or demands whatever against Emerging and/or the Subsidiaries. Mr. Harris Freedman will be appointed as Chairman of Russiamoney Limited, and


               (x) Minmet shall by its execution hereof undertake to procure subject to the receipt of landlords consent the assignment (without fine cost or premium) of the various Leases listed in the Fifth Schedule to Micron together with the title to all furniture and equipment located at Emerging's Dublin office but currently held in the name of Minmet and Micron hereby agrees to assume all rental payments and any other liabilities arising thereunder with effect from the date of execution hereof. Minmet hereby agrees to discharge all (if any) arrears in relation to all such Leases up to the date of execution hereof. In the absence of landlords consent Minmet shall agree to allow Micron occupy such offices on the same basis as occupied by Minmet at the date hereof. Micron agrees to make available to Minmet free of charge one room for one person for the calendar year 1996 but not longer, and the use (if available) of a conference room from time to time for the calendar year 1996.


          3.2  Immediately following execution of this Agreement:


               (i) Micron shall have the right to control the management and finances of Emerging which such right shall cease on the application of Clause 2.2 hereof.


               (ii) Micron will request Emerging to provide to Micron up to the Completion Date exclusive editing and administration services for which Emerging shall be paid on a basis as shall be agreed from time to time by the parties hereto. It is further acknowledged and agreed that Micron shall be entitled to market all products of Emerging (including but not limited to Russia Money Screens) including all new products and all new subscriber screen revenues shall belong to and be collected by Micron and shall be dealt with as otherwise provided in this Agreement. Emerging shall collect all revenues from old subscribers due in respect of periods prior to the date hereof and the proceeds thereof and shall be dealt with as otherwise provided in this Agreement, and


               (iii) Micron shall subject to Clause 2.1 have the right to and shall succeed to the unconditional and beneficial ownership of all names, trademarks and copyrights in connection with Emerging's Activities and future business and in connection with the businesses of the Subsidiaries. In connection with such ownership all of the parties hereto shall co-operate with Micron to secure the registration of trade marks in respect of the above mentioned names in such countries and in respect of such classes as Micron shall reasonably require and at the cost of Micron. Any names similar to the above shall not be used following the date hereof by Minmet Gulf or their subsidiaries.


               4.   Conditions Precedent


               4.1 Gulf and Minmet having procured all requisite third party approvals and having complied with all appropriate requirements (including but not limited to the giving of notice to and approval by Gulf stockholders as required by Delaware law and obtaining any necessary fairness or other opinions) to fully effect this transaction in accordance with law, Stock Exchange and SEC requirements.


               4.2 A letter of opinion having being obtained from Reid & Priest LLP Attorneys at Law to Gulf that all the requirements and approvals referred to in 4.1 hereof and relating to Gulf have been obtained in accordance with proper procedure and law.


               4.3 The Shareholders Agreement having been entered into. The Shareholders Agreement shall provide for certain matters requiring the consent of Shareholders holding at least 75% of the entire issued share capital of Emerging. Such matters shall be:


                    (i) a resolution to alter the Memorandum or Articles of Association;


                    (ii) a resolution to liquidate;


                    (iii)     a resolution to reduce capital; or


                    (iv) a resolution to amend any class rights;


                    In addition the Shareholders Agreement shall provide for:


                    (v)  preemption on the issue of new shares;


                    (vi) each party shall have the right of first refusal
                         in a case where either party wishes to sell;


                    (vii) preemption in favour of Micron on sale by Minmet and/or Gulf of their minority holding.


                    (viii) Confirmation and agreement that the rights attaching to the Deferred Shares as provided for in Article 4(b) of the Articles of Association will not be altered amended or varied in any way.


                    The parties agree that the Shareholders Agreement shall terminate on the application of Clause 2.2 hereof.


               4.4 Notwithstanding Clause 4.3 Minmet/Gulf hereby irrevocably agrees that for so long as Micron holds in excess of 50% of the voting shares of Emerging it will upon request by Micron exercise all voting rights attached to its Ordinary shares to vote in favour of a resolution to alter the Memorandum or Articles of Association in respect of an increase in authorised capital or a reduction in the par value of Emerging's shares providing that such increase or reduction is in connection with the requirements of Emerging for the following purposes:


               (a) to enable Emerging to enter into a joint venture of any kind (except in a case where the other joint venture partner is owned as to 50% or more by Micron or the beneficial owners of Micron in which case the required percentage to vote in favour of establishing such joint venture shall be 75%); or


               (b) to enable Emerging to obtain a listing for its shares, it being noted by the parties hereto that they would like to obtain a listing for the shares of Emerging after the Completion Date in due course; or


               (c) without prejudice to Clause 4.3 (v) to enable Emerging to complete a subscription for shares in Emerging in favour of a third party; or


               (d) without prejudice to Clause 4.3 (vii) to enable the shareholders to complete a sale of all or part of their shares to a third party provided that the terms for all shareholders are similar,


          5.   Right to appoint Chairman and other Officers


          5.1 On signing hereof Micron shall have the right to appoint the Chairman plus at least two other directors to the Board of Emerging; Minmet/Gulf shall have the right to appoint one non-executive director for as long as they maintain a shareholding interest of at least 15% in the issued voting share capital of Emerging from time to time. The provision of this Clause shall be Incorporated into the Shareholders Agreement. If this Agreement does not proceed in accordance with Clause 2.1 Micron shall procure that its nominees resign from the Board of Emerging without compensation or other claim.


          5.2 In addition to Clause 5.1, on signing hereof and until the Completion Date Minmet/Gulf shall have the right to appoint one non-executive director to the Board of Micron. On the Completion Date Minmet shall procure that such appointee shall resign without claim or compensation.


          6.   Warranties


          6.1 The Warrantor shall not be liable in respect of any claim in respect of the Warranties unless such claim or claims, whether individually or collectively when aggregated with any claim or claims under the provisions of the Deed of Indemnity, exceed an amount of 5,000 pounds but following such figure being exceeded shall be liable for the total amount of such claim or claims;


          6.2 The aggregate amount of the liability of the Warrantor for all claims in respect of the Warranties, when added to the aggregate amount of any liability of the Warrantor, in respect of claims under the Deed of Indemnity shall not exceed the sum of 440,000 Irish pounds;


          6.3 The Warrantor shall not be liable in respect of any claim for breach of the Warranties to the extent that same has given rise to a liability under the Deed of Indemnity which has been satisfied in full;


          6.4 The Warrantor shall not be liable (by way of damages or otherwise) for any claim in respect of the Warranties unless it shall have received from Micron written notice containing specific details of the relevant claim including Micron's estimate of that claim in the case of the Warranties (other than Tax Warranties) within a period of eighteen months after the Completion Date and in relation to the Tax Warranties and/or the Deed of Indemnity the period for making a claim shall be six years from the Completion Date.


          6.5 If the Warrantor shall be liable to pay an amount pursuant to a claim in respect of any of the Warranties or pursuant to the Deed of Indemnity the Warrantor shall on demand by Micron pay to Emerging an amount in cash equal to the amount of such Warranty/Indemnity Claim.


          6.6 The Warrantor acknowledges that to the best of its knowledge, information and belief and after due and careful enquiry, it is giving the Warranties with the intention of inducing Micron as subscriber to enter into this Agreement and Option and Micron has entered into this Agreement on the basis of, and in full reliance upon the Warranties and the Warrantor hereby to the best of its knowledge, information and belief and after due and careful enquiry, warrants, represents and undertakes to Micron as subscriber in the terms set out in the Third Schedule.


          6.7 The Warrantor undertakes in relation to any Warranty which refers to the knowledge information or belief of the Warrantor that it has made full enquiry into the subject matter of that Warranty.


          6.8 Each of the Warranties is separate and independent and without prejudice to any other Warranty and, except where expressly stated otherwise, no clause contained in this Agreement shall govern or limit the extent or application of any other clause.


          7.   Legal fees and costs


          7.1 Each party shall bear its own legal fees and transaction costs in relation to the preparation of this Agreement.


          8.   Disclosure of confidential information


          8.1 Irrespective of whether the provisions of Clause 2.1 or 2.2 apply none of the parties hereto shall during the Diligence Period and for a period of one year thereafter (or one year from the date of application of Clause 2.2 as the case may
               be) disclose any confidential information received during the Diligence Period to any competitor of Emerging. For the purposes of this the term "confidential information" shall mean technical, commercial and financial information whether documented or not.


          9.   Acknowledgement and confirmation


          9.1  Without prejudice and in addition to the terms of Clause 3.2
               (ii) and 3.2 (iii) hereof the parties agree, acknowledge and confirm that should the terms of Clause 2.2 apply Micron shall be entitled to and shall retain the unconditional and beneficial ownership of:


               (i) all assets (including names, trade marks and copyrights, products and contract rights) relating to Russiamoney, Russinfo, India Money, South Africa Money, Israel Money; and


               (ii) all other assets, products, contracts or rights which
                    Micron has purchased and/or created up to and including the Completion Date.


          10.  Undertaking by Micron


          10.1 Micron undertakes that it shall not cause Emerging between the date hereof and the Completion Date to wilfully and intentionally carry out or do any illegal or wrongful act outside the normal course of Emerging's business and Micron hereby indemnifies Minmet and Gulf in respect of any such act or acts. The provisions of this Clause shall only apply in the event of the application of Clause 2.2 hereof.


          11.  Each party to act in good faith


          11.1 Each party will act with the utmost good faith towards the other parties and shall use their best endeavors to conclude the transaction hereby envisaged in the manner and form herein described.


          12.  Applicable law etc.


          12.1 This Agreement shall be governed by and construed in accordance with the laws of Ireland and the parties hereto hereby submit themselves to the non-exclusive jurisdiction of the Irish Courts.


          13.  Deed of Indemnity


          13.1 Upon the Completion Date the Warrantor as Covenantor shall hand over to Micron the duly executed Deed of Indemnity.

          PRESENT when the Common Seal of
          MINMET PLC was affixed hereto:               /s/ M. Nolan

                                                       /s/ J. Metcalfe



          PRESENT when the Common Seal of
          GULF EXPLORATION CONSULTANTS INC
          was affixed hereto:                          /s/ M. Nolan

                                                       /s/ J. Metcalfe



          SIGNED on behalf of MICRON LIMITED
          in the presence of:





          SIGNED on behalf of EMERGING MONEY
          PUBLIC LIMITED COMPANY in the
          presence of:                                 /s/ Illegible

          /s/ Illegible                                /s/ M. Nolan



          SIGNED by JEREMY METCALFE and
          MICHAEL NOLAN for the purpose of
          Clause 3.1(vii) in the presence
          of:                                          /s/ M. Nolan

          /s/ Illegible                                /s/ J. Metcalfe